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                                                                  Exhibit 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of CCA Prison Realty Trust and Corrections Corporation of America of our report dated February 18, 1997 included in Corrections Corporation of America and Subsidiaries Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in or incorporated by reference in this registration statement.


                                                ARTHUR ANDERSEN LLP

Nashville, Tennessee
July 16, 1997